UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

March 6, 2012

Date of Report

(Date of Earliest Event Reported)

ZALDIVA, INC.

 (Exact name of registrant as specified in its charter)

NEVADA                  000-49652                   65-0773383

(State or other juris-   (Commission File No.)          (IRS Employee

diction of incorporation)

                           Identification No.)

331 East Commercial Blvd.

Ft. Lauderdale, Florida  33334

 (Address of principal executive offices)

(954) 938-4133

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On March 6, 2012, Zaldiva, Inc., a Nevada corporation (the “Company”), executed an Agreement and Plan of Reorganization (the “Agreement”) with Cygnus Internet, Inc., a Florida corporation (“Cygnus”), and Jeffrey M. Pollitt, who is Cygnus’ Chief Executive Officer and the holder of approximately 37% of Cygnus’ outstanding shares of common stock.

Under the Agreement, Zaldiva is to purchase all of the material assets of Cygnus in exchange for 53,411,262 “unregistered” and “restricted” shares of Zaldiva’s common stock, which will represent approximately 85% of Zaldiva’s issued and outstanding common stock upon issuance.  These shares are to be issued pro rata to Cygnus’ common stockholders in compliance with Regulation D of the Securities and Exchange Commission.  It is the parties’ intention that this transaction qualify as a tax-free transaction under Section 368(a)(1)(C) of the Internal Revenue Code.

The Agreement provides that at closing, the Company’s current Chief Executive officer, Nicole Leigh, and director John A. Palmer, Jr., will resign from those positions and be replaced by Mr. Pollitt.  Ms. Leigh and Robert B. Lees will continue to serve in their current capacities as directors of the Company.  In addition, Mr. Palmer is to resign as Secretary of the Company, to be replaced by Mr. Lees.

The closing of the Agreement is subject to certain pre-conditions, including but not limited to certain amendments to Cygnus’ Articles of Incorporation, and the approval of the holders of a majority of Cygnus’ outstanding common stock and both classes of its preferred stock, as well as the conversion of Cygnus’ outstanding preferred stock into common stock on a one-for-one basis.

Cygnus, doing business as “FonU2,” is a developer of mobile applications bringing sellers and buyers of services and products together in real time. Cygnus is currently focused on marketing its mobile service to establish its platform as the go to destination for sellers and buyers to list and search for services/products, schedule appointments, and make payments, all in a real time mobile environment.   Following the closing of the Agreement, Cygnus’ principal employees will become employees of the Company, and the Company will continue the development of Cygnus’ mobile applications business.  A copy of the Agreement is attached hereto and incorporated herein by reference.  See Item 9.01 of this Current Report.

The Company will timely file a Current Report on Form 8-K upon closing of the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Exhibit Description

10.1

 Agreement and Plan of Reorganization

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALDIVA, INC., a Florida

              corporation

Date:  March 6, 2012

/s/ Nicole Leigh

                        Nicole Leigh, President